UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Correspondence with Financial Advisors and Broker Dealers

Filed as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of a correspondence from CNL Healthcare Properties, Inc. (the “Company”) to financial advisors and broker dealers who participated in the Company’s public offerings, notifying them that the board of directors of the Company (the “Board”) unanimously approved $10.32 as the estimated net asset value (“NAV”) per share of the Company’s common stock as of December 31, 2017 and $10.32 per share as the purchase price of shares under the Company’s Amended and Restated Distribution Reinvestment Plan and that in accordance with the Company’s Amended and Restated Stock Redemption Plan, shares accepted for redemption will now be redeemed at a price equal to the lower of the new estimated NAV of $10.32 per share or the price paid by the stockholder for the shares.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events

Determination of Estimated Net Asset Value per Share as of December 31, 2017

Background and Conclusion

The Company prepares and announces an estimated net asset value per share of its common stock and provides such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company announced four previous NAVs of $10.04 per share, $9.75 per share, $9.52 per share, and $9.13 per share as of December 31, 2016, December 31, 2015, September 30, 2014, and September 30, 2013, respectively.

To assist the Board and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), in establishing a new estimated NAV per share of the Company’s common stock as of December 31, 2017 (the “Valuation Date”), the Company engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”), to provide a valuation analysis of the Company. The engagement of CBRE Cap was based on a number of factors including the engagement by the Company of CBRE Cap in connection with its NAV estimations in 2013, 2014, 2015 and 2016. CBRE Cap developed a valuation analysis of the Company and provided the analysis to the Valuation Committee in a report dated February 7, 2018 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).

The Valuation Committee and the Board reviewed the Valuation Report and considered the material assumptions and valuation methodologies applied and described therein. Upon due consideration, on February 7, 2018, the Valuation Committee determined that the range of per share values for the Company’s common stock was reasonable and unanimously approved a recommendation to the Board to approve and adopt $10.32 as the Company’s estimated NAV per share as of the Valuation Date. Thereafter, at a meeting of the Board, which was also held on February 7, 2018, the Board accepted the recommendation of the Valuation Committee and unanimously approved $10.32 as the Company’s estimated NAV per share as of the Valuation Date (the “2017 NAV”). The 2017 NAV falls within the range of per share net asset values, adjusted for estimated transaction costs, for the Company’s common stock that CBRE Cap provided in the Valuation Report.

The Board’s determination of the 2017 NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (“IPA Practice Guideline”). In accordance with the valuation policy and the IPA Practice Guideline, the 2017 NAV excludes any portfolio premium due to the size and diversification of the Company’s portfolio of assets.

The estimated 2017 NAV represents a snapshot in time, will likely change, and does not necessarily represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. The 2017 NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances. Please see “Valuation Methodologies and Major Assumptions,” “Valuation Summary,” and “Additional Information Regarding the Valuation, Limitations of the 2017 NAV and CBRE Cap” in this Current Report, below.

Valuation Methodologies and Major Assumptions

As of the Valuation Date, the Company’s real estate portfolio consisted of interests in 143 assets, including 72 seniors housing communities, 54 medical office buildings, 12 post-acute care facilities and five acute care hospitals. Of the Company’s properties held as of the Valuation Date, five of our 72 seniors housing communities were owned through an unconsolidated joint venture and one was comprised of unimproved land.

For purposes of the valuation analysis, the Company’s assets were classified into three categories: wholly-owned operating assets, partially-owned operating assets, and vacant land. The valuation methodologies applied to each category are summarized below.

Wholly-Owned Operating Assets. Cash flow projections and unlevered, ten-year discounted cash flow analyses from restricted-use appraisals commissioned from CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties (the “MAI Appraisals”) were used for each of the Company’s wholly-owned operating assets. Lease-up discounts and costs to complete, where applicable, were applied to stabilized values to arrive at “As Is” values for non-stabilized properties. For properties with third-party leases, valuations were based on each property’s leased fee value. Adjustments for promoted interests and earn-outs to development partners were made where applicable.

Partially-Owned Operating Assets. For stabilized properties, “As Is” values were based on estimated net proceeds, after repayment of debt, from hypothetical sales of the assets on the Valuation Date. Hypothetical sales values were based on discounted cash flow value indications from the MAI Appraisals. For non-stabilized properties, cash flow projections and “as stabilized” sales values were derived from the MAI Appraisals. The estimated future cash flows assume hypothetical sales of the properties at a future, stabilized date and are discounted back to present value based on the Valuation Date. To capture the specific joint venture promote structures of partially-owned assets, deductions were made for debt service, debt repayment, and partnership promoted interests, as applicable.

Vacant Land. The values assigned to vacant land in the real estate portfolio were derived from the MAI Appraisals.

Debt. The Company used generally accepted accounting principles to determine the fair market value of the Company’s debt, which was reviewed for reasonableness by CBRE Cap and utilized in the Valuation Report.

Valuation Summary

The following table summarizes certain key assumptions that were employed in the discounted cash flow and terminal capitalization rate valuation methods used in determining the 2017 NAV, along with the same key assumptions utilized in the prior NAV determination as of December 31, 2016.

Table of Major Inputs

Assumptions	December 31, 2017 Amount / Range	December 31, 2016 Amount / Range
Discount Rates
Wholly Owned Operating Assets
Medical Office and Acute Care Properties	7.19%–7.56%	7.32%–7.70%
Post-Acute Care Properties	8.96%–9.42%	8.84%–9.29%
Seniors Housing Properties	7.85%–8.25%	7.88%–8.29%
Partially-Owned Operating Assets	7.80%–8.20%	8.11%–8.53%
Terminal Capitalization Rates
Wholly Owned Properties
Medical Office and Acute Care Properties	6.39%–6.72%	6.43%–6.76%
Post-Acute Care Properties	8.08%–8.49%	7.73%–8.13%
Seniors Housing Properties	7.04%–7.40%	7.05%–7.41%
Partially Owned Properties	7.27%–7.64%	7.32%–7.69%

The sources relied upon in establishing the major assumptions include:

•	the MAI Appraisals;

•	the Company’s filings with the SEC; and

•	guidance from the Company’s management.

A valuation range was calculated by varying the discount rates and terminal capitalization rates by 2.5% in either direction, which represents a 5% sensitivity on the discount rate and the terminal capitalization rate ranges. Terminal capitalization rates were used to calculate the terminal value of the assets. Discount rates and terminal capitalization rates were sourced from the MAI Appraisals and varied by location, asset quality and supply and demand metrics.

CBRE Cap set the range at a weighted average of approximately 39 basis points on the discount rate, and a weighted average of approximately 35 basis points on the terminal capitalization rate of each asset, which represents an approximate 5% sensitivity on the discount rate and the terminal capitalization rate ranges. The lower end of the range of discount and terminal capitalization rates has a positive $0.49 impact on NAV per share. The high end of the range for discount and terminal capitalization rates has a negative $0.53 impact on NAV per share.

The Valuation Report contained a range for the Company’s estimated 2017 NAV of $9.79 to $10.81 per share, including deductions for estimated transaction costs and incentive fees payable to the Advisor in a hypothetical liquidation. The appraised value of our real estate assets as of Dec. 31, 2017, was $3.51 billion. Taking into consideration the reasonableness of the valuation methodologies, assumptions, and the conclusions contained in the Valuation Report, the Board determined the Company’s estimated 2017 NAV to be approximately $1.82 billion, or $10.32 per share, based on a share count of approximately 175.97 million shares issued and outstanding as of the Valuation Date, including restricted shares to the Company’s Advisor.

Material Components of the 2017 NAV

The following table summarizes the material components of the Company’s estimated 2017 NAV per share, and provides a comparison of such value and the components thereof with the Company’s prior NAV determination as of December 31, 2016.

Table of Value Estimates for Components of Net Asset Value (1)

(Approximate $ in 000’s, except per share value)

	NAV as of 12/31/17	NAV Per Share as of 12/31/17(7)	NAV as of 12/31/16	NAV Per Share as of 12/31/16(8)
Present value of wholly owned and partially owned operating assets and vacant land (2)	$3,421,190	$19.44	$3,289,236	$18.65
Cash and cash equivalents (3)	74,538	0.43	71,238	0.40
Other assets (4)	14,734	0.08	10,967	0.06
Fair market value of debt (5)	(1,623,386)	(9.23)	(1,541,728)	(8.74)
Accounts payable and other accrued expenses(6)	(41,445)	(0.23)	(34,888)	(0.20)
Other liabilities	(12,931)	(0.07)	(23,699)	(0.13)

Net Asset Value	$1,832,701	$10.42	$1,771,126	$10.04
Estimated Transaction Costs	(17,380)	(0.10)	0	0.00
Net Asset Value (Net of Trans. Costs)	$1,815,321	$10.32	$1,771,126	$10.04

(1)	Balance sheet items reflect management’s preliminary balance sheets as of the applicable valuation dates, adjusted for the Company’s ownership share. These are the composite mid-point figures as derived.
(2)	Represents the Company’s share of equity, including promote structures in all partially owned assets. Increase represents higher appraised property valuations.
(3)	Includes restricted cash.
(4)	Includes accounts receivable and prepaid expenses.
(5)	Excludes debt from partially owned assets. Increased fair market value of debt represents debt incurred in connection with higher secured debt borrowing.
(6)	Includes amounts due to related parties.
(7)	Based on approximately 175.97 million shares outstanding as of the 2017 valuation date.
(8)	Based on approximately 176.4 million shares outstanding as of the 2016 valuation date.

The main factors that impacted the Company’s estimated 2017 NAV per share as compared to the Company’s prior NAV determination as of December 31, 2016 are (i) an increase in net operating income from the Company’s real estate assets due to factors including continued stabilization of development and lease-up properties, (ii) a decline in the market terminal capitalization rates for MOB properties used to calculate the terminal value of assets at the end of the discounted cash flow analyses, (iii) a decline in the discount rates for MOB properties used to discount future cash flows back to present value in the discounted cash flow analyses, and (iv) the inclusion of estimated transaction costs in the event of one or more transactions involving the Company’s portfolio of assets to provide liquidity to the Company’s stockholders. As signaled in the Company’s offering materials, last year the Company began evaluating strategic alternatives to provide liquidity to the Company’s shareholders. The Company continues to evaluate strategic alternatives for an outcome in the best interests of its shareholders and will announce publicly the Company’s formation of a special committee and/or engagement of any investment banker when either occurs.

Effect of 2017 NAV on the Distribution Reinvestment Plan, Stock Redemption Plan and Distributions to Stockholders

In connection with the approval of the 2017 NAV, the Board approved a change in the purchase price for shares under the Company’s Amended and Restated Distribution Reinvestment Plan to $10.32 per share. Quarterly distributions remain unchanged during the first quarter at $.1164 per share. Expressed as a percentage of the estimated NAV, the distribution represents an annualized 4.51 percent of the 2017 NAV per share. The Company will pay first quarter distributions on or about March 12, 2018.

In accordance with the terms of the Company’s Amended and Restated Stock Redemption Plan, shares accepted for redemption under that plan will be redeemed at a price equal to the lower of the Company’s current NAV per share, which is $10.32 per share, or the price paid by the stockholder for the shares. The amount or basis for the declaration of distributions is determined from time to time by the Board and is dependent upon a number of factors, including, but not limited to, cash flow from operations and the REIT’s financial condition, and is not necessarily impacted by the 2017 NAV.

Communications with Stockholders Regarding the 2017 NAV

The text of a correspondence from the Company to stockholders regarding the Company’s estimated 2017 NAV is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Additional Information Regarding the Valuation, Limitations of the 2017 NAV and CBRE Cap

Throughout the valuation process, the Valuation Committee and the Company reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated 2017 NAV. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Valuation Committee and the Board in establishing an estimated 2017 NAV. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

Although CBRE Cap reviewed the information provided by the Company for reasonableness, and utilized some of the information in its valuation analyses, CBRE Cap and its affiliates are not responsible for the accuracy of the information. Neither CBRE Cap nor any of its affiliates, including CBRE Valuation & Advisory Services, is responsible for the Board’s determination of the 2017 NAV or the Board’s determination of the redemption price for shares under the Company’s Amended and Restated Stock Redemption Plan.

While CBRE Cap reviewed for reasonableness publicly available information and the financial information supplied or otherwise made available to it by the Company, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company and other subjective judgments, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated NAV per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under the Employee Retirement Income Security Act (ERISA) for compliance with its reporting requirements.

The 2017 NAV was determined by the Board as of the Valuation Date. However, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2017 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. In the past four years, the Company has engaged CBRE Cap to provide valuation analyses of the Company as of September 30, 2013, September 30, 2014, December 31, 2015 and December 31, 2016. Further, during the past four years, certain of the Company’s affiliates have engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Company’s Advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of correspondence from the Company to Financial Advisors and Broker-Dealers regarding the 2017 NAV.

99.2	Text of correspondence from the Company to Stockholders regarding the 2017 NAV.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2018		CNL HEALTHCARE PROPERTIES, INC. a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer